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                                                                     Exhibit 5.1


                           BRAND FARRAR & BUXBAUM LLP
                               COUNSELLORS AT LAW
                     515 South Flower Street, Suite 3500 LOS
                         ANGELES, CALIFORNIA 90071-2201
                            Telephone: (213) 228-0288
                            Facsimile: (213) 426-6222
                         e-mail: bfb-la@brandfarrar.com


                                  May 14, 1998


Spatializer Audio Laboratories, Inc.
20700 Ventura Boulevard, Suite 134
Woodland Hills, California   91364

Re:      Spatializer Audio Laboratories, Inc.
         Registration Statement on Form S-3


Ladies and Gentlemen:

         We have acted as counsel to Spatializer Audio Laboratories, Inc. (the "Company"), in connection with the filing of the Company's Registration Statement on Form S-3 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of up to 8,339,800 shares of Common Stock, par value $.01 per share (the "Shares"), all of which are or will be offered for resale by certain stockholders of the Company.

         As such counsel, we have examined such documents and records of the Company as we deemed necessary as a basis for the opinion set forth herein, and we are familiar with actions anticipated to be taken by the Company in connection with the authorization and issuance of the Shares.

         Based on such examination and subject to compliance with applicable state securities laws, we are of the opinion that the Shares are or, when issued by the Company in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an Exhibit to the Registration Statement.


                                          Very truly yours,




                                      /s/ BRAND FARRAR & BUXBAUM, LLP






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